EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-91213, 33-59277, and 33-21903) of United
Television, Inc. of our report dated February 10, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 10, 2000 relating to the financial statement schedules, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
Century City, California
March 29, 2000